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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2004

AVISTA CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1411 East Mission Avenue, Spokane, Washington		99202-2600

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Section 2 – Financial Information

Item 2.06 Material Impairments.

As disclosed in “Item 8.01 Other Events”, the Idaho Public Utilities Commission (IPUC) issued an Interlocutory Order with respect to general electric and natural gas rate cases filed by Avista Corporation (Avista Corp.) in Idaho. The Interlocutory Order provides for, among other things, the write-off of $11.3 million of previously deferred power costs related to natural gas contracts entered into by Avista Corp. to provide fuel for its generating facilities. Avista Corp. believes that such costs were prudently incurred and reasonable given the market conditions at the time. The IPUC authorizes the recovery of remaining deferred power costs of approximately $15.0 million over a two-year period through a power cost adjustment rate surcharge to customers.

Section 8 – Other Events

Item 8.01 Other Events.

On September 8, 2004, the IPUC issued an Interlocutory Order with respect to electric and natural gas general rate cases filed by Avista Corp. in Idaho. A copy of Avista Corp.’s press release with respect to the IPUC Interlocutory Order is filed as exhibit 99(a). Avista Corp. expects that the IPUC will issue a final order within 30 days. Avista Corp. will then have the opportunity to fully review all aspects of the IPUC decision, including possible further adjustments to rate base. The opportunity to petition for reconsideration will not be available until the final order is issued. Avista Corp. will consider its options once it has the opportunity to review the final IPUC order.

The Interlocutory Order authorizes, among other things, Avista Corp. to increase its electric base rates by 16.9 percent (or $24.7 million in annual revenues) and increase its natural gas base rates by 6.4 percent (or $3.3 million in annual revenues), with both increases effective on September 9, 2004. The Interlocutory Order authorizes an overall rate of return of 9.25 percent and a return on common equity of 10.4 percent. The total increase represents approximately 80 percent of Avista Corp.’s revised revenue request.

On September 8, 2004, the IPUC also issued an order approving an increase of 14.2 percent (or $7.8 million in annual revenues) in natural gas rates related to natural gas costs to become effective September 9, 2004. This natural gas rate increase is designed to pass through changes in purchased natural gas costs to customers with no change in Avista Corp.’s gross margin or net income.

Neither the filing of any press release as an exhibit to this Current Report nor the inclusion in such press releases of a reference to the Internet address of Avista Corp. or Avista Utilities shall, under any circumstances, be deemed to incorporate the information available at such Internet addresses into this Current Report. The information available at the Internet address of Avista Corp. or Avista Utilities is not part of this Current Report or any other report furnished or filed by Avista Corp. with the Securities and Exchange Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

99(a)      Press release dated September 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION (Registrant)
Date: September 13, 2004	/s/ Malyn K. Malquist
Malyn K. Malquist
Senior Vice President, Chief Financial Officer and Treasurer